UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 7, 2005

                     NETCURRENTS INFORMATION SERVICES, INC.

             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       0-18410               95-4233050
----------------------------     ----------------------   ----------------------
(State or Other Jurisdiction     Commission File Number      (IRS Employer
      of Incorporation)                                    Identification No.)

         P.O. Box 630249, Miami, Florida                       33163
 -----------------------------------------------      --------------------------
    (Address of principal executive offices)                 (Zip Code)


              ----------------------------------------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On July 6, 2005, the Company engaged Sherb & Co., LLP, 805 Third Avenue, New York, NY 10022 to audit its financial statements for the years ended December 31, 2001, 2002, 2003 and 2004. The Company has not had any audit services nor engaged any independent auditor during the period January 1, 2001 to December 31, 2004.

Further, and in accordance with Item 304 of Regulation S-B, the Company states as follows:

1.       The decision to engage Sherb & Co., LLP was approved by the Company's
         Board.

2. During the two most recent calendar years and through July 6, 2005, the Company did not consult Sherb regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided to Registrant that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

ITEM 8.01 OTHER EVENTS


The Company's last '34 Exchange Act filings of Forms 10-QSB and 10-KSB were for the quarter ended September 30, 2001 (filed November 16, 2001) and the year ended December 31, 2000 (filed March 7, 2001) respectively. It is the Company's intention to become current with respect to its Exchange Act requirements by first filing its 10-KSB for year ended December 31, 2001 and thereafter making such additional filings as required so as to eventually become "current" with respect to '34 Act reporting requirements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NETCURRENTS INFORMATION SERVICES, INC.


Date: July 7, 2005                        By: /s/ Irwin Meyer
                                              -----------------------
                                              Irwin Meyer,
                                              Chief Executive Officer